OFFERING BASIS LOAN AGREEMENT

         This Offering Basis Loan Agreement ("Agreement") is entered into this fourteenth day of January, 1999, by and between First Union National Bank ("Bank"), 301 S. College Street, TW-5, Charlotte, North Carolina 28288-0745, and OmniQuip International, Inc., a Delaware corporation ("Borrower").

         In consideration of the mutual agreements contained herein, Bank may, in its sole and absolute discretion, make available to Borrower, loan funds, the aggregate principal amount of which shall not exceed ten million dollars ($10,000,000.00) at any time (the "Line of Credit") upon the following terms and conditions:

         1. Method of Borrowing. Each advance under the Line of Credit (the "Advance") shall be offered to the Borrower through its representative(s) by a duly authorized representative of the Bank, at a specific interest rate for a specific maturity. Requests for, offers of, and acceptance of Advances between the Bank and the Borrower may be made in writing (including facsimile transmission) or orally (including telephonic communication). All Advances shall be in immediately available funds. The terms of an offered Advance shall be open for acceptance by the Borrower for a period of five minutes immediately following notification to the Borrower by the Bank of such offering; and the offering shall be deemed withdrawn if not accepted within that time period. All terms offered with respect to the Advances shall be determined by Bank in its sole discretion.

         Any Advance shall be conclusively presumed to have been made to, for the benefit of, and at the request of the Borrower when: (1)(a) the Advance is deposited or credited to an account of the Borrower with the Bank, notwithstanding that such Advance was requested, orally or in writing, by someone other than a representative of Borrower, and (b) any part of such Advance is withdrawn from the account; or (2) the Advance is made in accordance with oral or written instructions of a representative of the Borrower.

         2.  Interest  Rate.  Each Advance  shall bear  interest at an "Offering
Rate" which shall mean such interest rates and terms offered by the Bank and accepted by the Borrower. The term for Advances at the Offering Rate (the "Offering Interest Period") shall not exceed seven days. Interest on Advances at an Offering Rate shall be payable upon the last day of the respective Offering Interest Period, and at such other time or times as may be agreed to by the Bank and the Borrower. Any accrued and unpaid interest shall be paid on the last business day of each month. Interest shall be computed on the basis of a 360 day year for the actual number of days in the interest period ("Actual/360
Computation"). Bank's Actual/360 computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period.

         3. Recordation of Advances. Bank will maintain records of the date, amount, maturity, payment schedule, and interest rate applicable to each Advance, the date and amount of any payment of principal or interest, and the principal balance then remaining unpaid. The Borrower hereby agrees that the Advances so evidenced in such records shall, for all purposes, constitute prima facie evidence thereof and shall be binding upon the Borrower.

         4. Payment of Advances. Borrower promises to pay to the order of the Bank at Bank's offices located at 301 S. College Street, DC-5, Charlotte, North Carolina 28288-0745, or at such other place as the Bank may designate in writing, the unpaid principal amount of each Advance made by the Bank to the Borrower, and accrued interest, on the maturity date of each respective Advance and on such other dates and terms as may be set forth in the Bank records. All payments shall be made in immediately available lawful money of the United States.

         5. Prepayments. An Advance may be prepaid in whole or in part at any time; provided, however, that if the Advance is prepaid in whole or in part, whether voluntary, mandatory, upon acceleration or otherwise, the prepayment shall be accompanied by an additional amount deemed necessary by Bank to compensate Bank for any losses, costs or expenses which Bank may incur as a result of such prepayment, pursuant to the following formula:

                    Prepayment Compensation = (A - B) x C x D

The terms used in the preceding formula shall have the following meanings:

A = The sum, determined as of the funding date of the Advance, of (i) the Bond equivalent bid side yield of the U.S. Treasury Bill with a maturity closest to the maturity of the fixed rate period (defined below) as quoted by the Wall Street Journal (or other published source), plus (ii) the corresponding bid side market swap spread as determined by Bank from quotes generally available in the interbank dealer market for interest rate swaps, plus (iii) one-half percent (1/2%).

B = The sum, determined as of the prepayment date of the Advance, of (i) the Bond equivalent bid side yield of the U.S. Treasury Bill with a maturity closest to the remaining maturity of the fixed rate period as quoted by the Wall Street Journal (or other published source), plus
         (ii) the corresponding bid side market swap spread as determined by Bank from quotes generally available in the interbank dealer market for interest rate swaps.

C =      Principal Amount Prepaid.

D = Number of days from the date of prepayment to the end of the fixed rate period divided by a year base of 360 days.

         As used herein, "the fixed rate period" shall be the period during which the applicable fixed rate of interest on the Advance is to be in effect. In the event the amount determined as variable B above is greater than the amount determined as variable A above, no prepayment compensation shall be due hereunder. The determination of prepayment compensation due Bank hereunder shall be made by Bank in good faith using such methodology as Bank deems appropriate and customary under the circumstances and shall be conclusive absent manifest error.

         Any prepayment in whole or in part shall include accrued interest and all other sums then due with respect to the Advance. No partial prepayment shall affect the obligation of Borrower to make any payment of principal or interest due with respect to the Advance until the Advance has been paid in full.

         6. Conditions Precedent. The obligation of the Bank to disburse Advances as offered and accepted pursuant to this Agreement is subject to the following conditions precedent:

               a. Non-Default. The Borrower shall be in compliance with all of the terms and conditions set forth herein and an Event of Default as specified herein, or an event which upon notice or lapse of time or both would constitute such an Event of Default shall not have occurred or be continuing at the time of such Advance.

               b. Borrowing Resolution. Bank shall have received a certified resolution authorizing borrowings by Borrower under this Agreement.


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


               c. Additional Documents. Receipt of such additional supporting documents as the Bank may request.

         7. Termination of Agreement. Either party may terminate this Agreement immediately upon written notice to the other, provided however, the terms of this Agreement with respect to the obligations then outstanding of the Borrower under this Agreement as of the date of termination shall survive until the obligations are fully satisfied.

         8. Events of Default. Notwithstanding the term of an Advance or Advances as set forth herein, the Bank, at its sole option and without notice, may accelerate the maturity of the Advances and all Advances shall be immediately due and payable, including accrued interest thereon, upon the occurrence of any of the following events ("Events of Default"):

                  a. If the Borrower shall fail to pay any amounts when due or shall fail to observe or perform any obligation or covenant, as required under this Agreement, or any other document furnished in connection herewith, or contained in any other agreement between Bank and Borrower.

                  b. If any representation or warranty made by Borrower in connection with this Agreement shall be determined by the Bank to have been or become false or misleading in any material respect.

                  c. If the Borrower shall default in the payment of interest, principal, or fees on any obligation to any other party for borrowed money in excess of
                           $1,000,000.00, or Borrower fails to perform or observe any term contained in any agreement governing such other obligation for borrowed money and the effect of such failure is to allow the holders of such obligation to accelerate payment.

                  d. Final judgment for the payment of money shall be rendered against the Borrower in excess of $2,000,000.00 and shall remain undischarged for a period of 30 days, unless execution on such judgment shall be effectively stayed.

                  e. If the Borrower shall (i) become, either voluntarily or involuntarily, a debtor under the Bankruptcy Code,
                           (ii) becomes the object of insolvency proceedings, or
                           (iii)  makes  an   assignment   for  the  benefit  of
                           creditors.

                  f. The expiration of five (5) days after the Bank has given the Borrower notice of the Bank's good faith determination that a material adverse change in the financial condition of the Borrower has occurred since the date hereof.

         9. Acceleration Upon Default. Upon any Event of Default, Bank may, at Bank's discretion and without notice, accelerate the maturity of all Advances and all other obligations of Borrower to Bank, and all such Advances and other obligations shall be immediately due and payable.

        10. Right of Setoff. Borrower grants Bank a security interest in all of Borrower's accounts with Bank. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time to exercise its right of setoff or banker's lien as to Borrower's demand, checking, time savings, certificate of deposit or other accounts of any nature maintained with Bank, without advance notice, against any

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

and all of the obligations due under this Agreement, or any other agreement with the Bank, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be unmatured. The rights of the Bank under this section are in addition to other rights and remedies which the Bank may have. The Bank agrees to notify the Borrower promptly after it exercises any such right of setoff.

         11. Default Rate. In addition to all other rights contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, all outstanding Advances shall bear interest at Prime plus three percent (3%) ("Default Rate"). The Default Rate shall apply from the occurrence of an Event of Default until the Advances or any judgment thereon is paid in full.

         12. Attorneys' Fees. Debtor shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Advances, including, without limitation, reasonable arbitration, attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

         13. Posting of Payments. All payments received during normal banking hours after 2:00 P.M. Eastern time shall be deemed received at the opening of the next banking day. Payments received by Bank under this Agreement may be applied in any manner or order deemed appropriate by Bank.

         14. Usury. Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on any Advance should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Advance and not to the payment of interest, and (ii) if the Advance has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Advance or the refunding of the excess to be a complete settlement and acquittance thereof.

         15. Waivers. Borrower hereby waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind whatsoever. Any failure by the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time.

         16. Amendment and Severability. No amendment to or modification of this Agreement shall be binding upon the Bank unless in writing and signed by it. If any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         17. Miscellaneous. This Agreement is fully assignable by Bank and all rights of Bank thereunder shall inure to the benefit of its successors and assigns. This Agreement shall be binding upon the Debtor and its successors and assigns. The captions contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of the Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of North Carolina without regard to its conflict of laws principles.

         18. Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and any other documents executed in connection herewith ("Disputes") shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to

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

whether a matter is subject to arbitration, claims brought as class actions, claims arising from loan documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the Bank is located as stated herein. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

         19. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (I) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any loan documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

In Witness Whereof, the parties hereto have duly executed this agreement as of the date stated above.

Witness/Attest:                         OmniQuip International, Inc.


/s/ Allan J. Jablonsky                 By: /s/ P. Enoch Stiff
------------------------                   ----------------------------------
Allan J. Jablonsky                         P. Enoch Stiff
                                           President and Chief Executive Officer



                                        First Union National Bank


                                        By: /s/ George L. Woolsey
                                           ----------------------------------
                                           George L. Woolsey
                                           Vice President



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